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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


This Second Amendment to Employment Agreement (the "Second Amendment") is made and entered into as of July 11, 2005 by and between Onyx Software Corporation, a Washington corporation (the "Corporation") and Janice P. Anderson (the "Executive"). This Second Amendment modifies the employment agreement originally executed between the parties on June 7th, 2004, as amended on January 19, 2005 (the "Employment Agreement") which is hereby incorporated by reference. In the event of any conflict between the Employment Agreement and this Second Amendment, the terms of this Second Amendment shall control. Capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive agree as follows:


1. Exhibit A of the Employment Agreement provided for up to $25,000 in home purchase assistance to Executive, provided that such expenses associated with this new home purchase occurred within twelve (12) months of Executives date of hire. The parties agree that the time period within which this home purchase assistance shall be offered to Executive shall be extended such that the benefit expires twenty-four (24) months after Executive's date of hire.
2. Exhibit A of the Employment Agreement provided Executive with a monthly reimbursement of $15,000 for a six month period, such reimbursement decreasing to $10,000 per month thereafter. This reimbursement was intended to compensate Executive for temporary living and transportation expenses until such time as Executive was able to sell her existing home in Toronto. The parties agree that the reimbursement sum shall be reinstated to $15,000 per month until such time as Executive is able to sell her existing Toronto home.
3. All sums quoted in items #1 and #2 above may be subject to gross up for income tax purposes as applicable.
4. All other terms and conditions of the Employment Agreement shall remain in full force and effect.


IN WITNESS HEREOF, each of the parties has executed this Second Amendment, in the case of the Corporation by its duly authorized officer, as of July 11, 2005.


ONYX SOFTWARE CORPORATION                         EXECUTIVE


By:  /s/ Paul B. Dauber                           By:  /s/ Janice P. Anderson
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     Paul B. Dauber                                    Janice P. Anderson